Exhibit 10.1

EGALET CORPORATION

Option Agreement

This Option Agreement (this "Agreement") is made and entered into as of ________ __, 20__ (the “Grant Date”) by and between Egalet Corporation, a Delaware corporation (the "Company"), and ________________ (the "Participant").

1.   Grant of Option.

1.1Grant; Type of Option. The Company hereby grants to the Participant an option (the "Option") to purchase the total number of shares of Common Stock of the Company set forth in the Notice of Grant attached hereto as Exhibit A, at the Exercise Price set forth therein. The Option is being granted pursuant to the terms of the Company's 2013 Stock-Based Incentive Compensation Plan, as amended and/or restated from time to time (the "Plan").

1.2Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.   Exercise Period; Vesting.

2.1Vesting Schedule. The Option will become vested and exercisable in accordance with the vesting schedule set forth in the attached Notice of Grant.

2.2Expiration. The Option will expire on the Expiration Date set forth in the attached Notice of Grant, or earlier as provided in this Agreement or the Plan.

3.   Termination of Service.

3.1Termination for Reasons other than Cause. If the Participant's employment or other service relationship is terminated for any reason other than cause, the Participant or, if applicable, the Participant’s legal guardian, executor, administrator, heir or legatee, may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant's employment or other service relationship or (b) the Expiration Date.

3.2Termination for Cause. If the Participant's employment or other service relationship is terminated for cause, the Option (whether vested or unvested) shall immediately be cancelled for no compensation and cease to be exercisable.

4.   Manner of Exercise.

4.1Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee.  If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2Payment of Exercise Price. The entire Exercise Price of the Option shall be payable within three days of the date of exercise (i) in cash or (ii) with the consent of the Committee in its sole discretion, by (a) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option, (b) tendering proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option or (c) delivering to the Company previously owned and unencumbered shares of Common Stock valued at Fair Market Value on the date of exercise.

4.3Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by (i) tendering a cash payment or (ii) with the consent of the Committee in its sole discretion, by (a) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law, (b) tendering proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option or (c) delivering to the Company previously owned and unencumbered shares of Common Stock valued at Fair Market Value on the date of exercise.  Notwithstanding the foregoing, Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with the exercise of the Option by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such exercise.  The Company has the right to withhold from any compensation paid to a Participant.

4.4Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant's authorized assignee, or the Participant's legal representative, which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.   No Right to Continued Service; No Rights as Stockholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position with the Company, its Subsidiaries or its Affiliates as an Employee or other service provider. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any of its Subsidiaries or Affiliates to terminate the Participant's employment or other service relationship at any time, with or without cause. The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.   Transferability. Except with the prior written consent of the Committee in its sole discretion, the Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by him or her (or his or her legal guardian in the event of the Participant’s incapacity). No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution or with the Committee’s prior written consent) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.   Change in Control.  Unless otherwise determined by the Committee in accordance with Section 4.3 of the Plan, a Change in Control shall have no effect on the Option.

8.   Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 13 of the Plan.

9.   Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

10. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the

Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Incentive Stock Options.  The provisions of this Section 11 shall apply if, and only if, the attached Notice of Grant specifies that the Option is intended to be an Incentive Stock Option.  In no event may an Incentive Stock Option be granted to a Consultant or a Non-Employee Director.

11.1To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Options.

11.2Qualification as an Incentive Stock Option.  The Participant understands that in order to obtain the benefits of an Incentive Stock Option, no sale or other disposition may be made of shares for which Incentive Stock Option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an Incentive Stock Option within the meaning of the Code.

11.3Disqualifying Disposition.  If the Participant disposes of the shares of Common Stock prior to the expiration of the later of (i) two (2) years from the Grant Date and (ii) one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a "Disqualifying Disposition"), the Participant shall notify the Company in writing within thirty (30) days after such Disqualifying Disposition of the date and terms of such Disqualifying Disposition. The Participant also agrees to provide the Company with any information concerning any such Disqualifying Dispositions as the Company requires for tax purposes.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

15. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will, the laws of descent or distribution or otherwise.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment or other service relationship with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent.

20. Recoupment.  The shares acquired upon exercise of the Option and any compensation paid with respect thereto shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and in effect on the date hereof or required by law to be applicable to the Participant.

21. No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, if applicable.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and hereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EGALET CORPORATION

By:
Name:
Title:

PARTICIPANT

Name:

Exhibit A

Notice of Grant

This Notice of Grant sets forth the specific terms that apply to the Option granted to the Participant identified below under the Option Agreement (the “Agreement”), made and entered into as of ________ __ 20__, between Egalet Corporation, a Delaware corporation (the “Company”), and the Participant.  Capitalized terms that are used but not defined herein shall have the meanings given to such terms in the Agreement.

Participant Name:	[__________]

Type of Option (select one):	___ Incentive Stock Option
___ Non-Qualified Stock Option

Shares Subject to Option:	[__________]

Grant Date:	[__________]

Exercise Price per Share:	$[__________]

Expiration Date:	[___________]

Vesting Schedule:

FOR EMPLOYEES:

Time-Based Awards

[Subject to the Participant’s continuing employment with the Company, the Option will become vested and exercisable with respect to 25% of the shares set forth above on the first anniversary of the Grant Date and for 1/48 of the shares set forth above each month thereafter until the Option is 100% vested.  The unvested portion of the Option will be cancelled for no compensation upon the Participant's termination of employment for any reason.]

Performance-Based Awards

[Subject to the Participant’s continuing employment with the Company on the vesting date, the Option will become vested and exercisable with respect to (i) [__]% of the shares set forth above as of the later of (x) the six (6) month anniversary of the Grant Date and (y) the first date upon which the average closing price of the Company’s common stock was at least $[______] during the thirty (30) consecutive trading day period immediately preceding such date, (ii) [__]% of the shares set forth above as of the later of (x) the twelve (12) month anniversary of the Grant Date and (y) the first date upon which the average closing price of the Company’s common stock was at least $[______] during the thirty (30) consecutive trading day period immediately preceding such date and (iii) [__]% of the shares set forth above as of the later of (x) the twenty-four (24) month anniversary of the Grant Date and (y) the first date upon which the average closing price of the Company’s common stock was at least $[______] during the thirty (30) consecutive trading day period immediately preceding such date.  The unvested portion of the Option will be cancelled for no compensation upon the Participant's termination of employment for any reason.]

FOR NON-EMPLOYEE DIRECTORS:

[Subject to the Participant’s continuing service with the Company, the Option will become vested and exercisable with respect to 100% of the shares set forth above on the date immediately preceding the date of the Company’s first annual meeting of stockholders immediately following the Grant Date.  The unvested portion of the Option will be cancelled for no compensation upon the Participant's termination of service for any reason.]

FOR CONSULTANTS:

[[__]% of the Option shall constitute the “Time-Based Portion” and [__]% of the Option shall constitute the “Performance-Based Portion”.  Subject to the Participant’s continuing service with the Company, (i) the Option will become vested and exercisable with respect to (a) 50% of the shares underlying the Time-Based Portion on the date that is six months following the Grant Date; and (b) an additional 50% of the shares underlying the Time-Based Portion on the first anniversary of the Grant Date; and (ii) the Option will become vested and exercisable with respect to [__]% of the shares underlying the Performance-Based Portion upon [INSERT DESCRIPTION OF PERFORMANCE CONDITIONS].  The unvested portion of the Option will be cancelled for no compensation upon the Participant's termination of service for any reason.]